UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Quoin Pharmaceuticals Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON March 29, 2024

Notice is hereby given to the holders of ordinary shares, no par value (“ordinary shares”), as well as holders of ordinary shares that are represented by American Depositary Shares (“ADSs”), collectively referred to as “shareholders,” of Quoin Pharmaceuticals Ltd. (the “Company,” “Quoin,” “we,” “us,” “our”) in connection with the solicitation by our board of directors (the “Board”) of proxies for use at a Special General Meeting of Shareholders (the “2024 Special Meeting”) to be held on Friday, March 29, 2024, at 12:00 p.m., U.S. Eastern Time, at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103.

The purpose of the 2024 Special Meeting is to approve the issuance of the maximum number of the Company’s ordinary shares represented by ADSs issuable pursuant to the purchase agreement, dated as of January 25, 2024, with Alumni Capital LP (the “Alumni Issuance Proposal”). The Board recommends that you vote “FOR” the Alumni Issuance Proposal, as described in the proxy statement.

We are currently not aware of any other matters that will come before the 2024 Special Meeting. If any other matters are presented properly at the 2024 Special Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment.

The 2024 Special Meeting will be properly convened if at least two shareholders attend the 2024 Special Meeting in person or by proxy, provided that they hold shares representing at least twenty-five percent (25%) of the outstanding voting rights of Quoin. If such quorum is not present within half an hour from the time scheduled for the 2024 Special Meeting, the 2024 Special Meeting will be adjourned for one week (to the same time and place), or to a later date or other place as may be specified by the Board in a notice to shareholders eligible to vote. At the reconvened meeting, if there is no quorum within half an hour from the time scheduled for the meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Only shareholders of record at the close of business on February 23, 2024 are entitled to get the notice of, and to vote at, the 2024 Special Meeting, or at any adjournment or postponement thereof.

A proxy statement describing the proposal to be voted upon at the 2024 Special Meeting, along with a proxy card or voting instruction form enabling the shareholders to indicate their vote on the Alumni Issuance Proposal are being distributed and made available to all shareholders entitled to participate in and vote at the 2024 Special Meeting on or about February [●], 2024.

You are invited to attend the 2024 Special Meeting to vote on the proposal described in the proxy statement. However, you do not need to attend the 2024 Special Meeting to vote your shares. Instead, you may submit the enclosed proxy card if you hold ordinary shares or voting instruction form if you hold ordinary shares represented by ADSs.

Holders of ordinary shares must submit their proxy cards to Quoin c/o Quoin Pharmaceuticals Ltd. at 42127 Pleasant Forest Ct., Ashburn, VA 20148, so that such proxy cards are received no later than twenty-four (24) hours prior to the scheduled date and time of the 2024 Special Meeting. If you hold ADSs, you must instruct the Bank of New York Mellon, which acts as the depositary for the ADSs (the “Depositary”), either directly or through your broker, bank or other nominee, how to vote the ordinary shares represented by your ADSs. You must follow the instructions in the enclosed voting instruction form from the Depositary if you are a registered holder of ADSs, or follow the instructions from your broker, bank or other nominee if you hold your ADSs in “street name” (meaning held through a bank, broker or other nominee). You are kindly requested to promptly provide your voting instructions to the Depositary or your broker, bank or nominee, as applicable, so that your vote will be counted.

Effective November 8, 2023, the Company effected a reverse split (the “Reverse Split”) of its ordinary shares at a ratio of 1-for-60,000. As a result of the Reverse Split, effective November 8, 2023, the ratio of ADSs to the ordinary shares they represent changed from one ADS representing sixty thousand (60,000) ordinary shares to one ADS representing one ordinary share (the “Ratio Change”). All ADSs and related option or warrant information presented in this proxy statement have been adjusted to reflect the number of ADSs resulting from the Ratio Change, and all fractional ADSs to which a holder would be entitled upon the exercise of options as a result of the Ratio Change were rounded up to the nearest whole number.

Important Notice Regarding the Availability of Proxy Materials

for the 2024 Special Meeting of Shareholders

to be held on Friday, March 29, 2024 at 12:00 p.m., U.S. Eastern Time,

at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103

The proxy statement is available at https://quoinpharma.gcs-web.com/special-meetings.

BY ORDER OF THE BOARD OF DIRECTORS

February [●], 2024
Dr. Michael Myers
Chairman of the Board of Directors and Chief Executive Officer

SPECIAL GENERAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

FOR SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 29, 2024

GENERAL INFORMATION

We have sent these proxy materials to the holders of our ordinary shares, no par value (the “ordinary shares”), as well as holders of our ordinary shares that are represented by American Depositary Shares (“ADSs”), collectively referred to as “shareholders,” because the board of directors (the “Board”) of Quoin Pharmaceuticals Ltd., an Israeli company (the “Company,” “Quoin,” “we,” “us,” “our”), is soliciting your proxy to vote at the Special General Meeting of Shareholders (the “2024 Special Meeting”), or any adjournment or postponement of the 2024 Special General Meeting. You are invited to attend the 2024 Special Meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the 2024 Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you hold ordinary shares or voting instruction form if you hold ordinary shares represented by ADSs. We intend to distribute and make available these proxy materials on or about February [●], 2024 to all shareholders of record entitled to vote at the 2024 Special Meeting.

The purpose of the 2024 Special Meeting is to approve the issuance of the maximum number of the Company’s ordinary shares represented by ADSs issuable pursuant to the purchase agreement, dated as of January 25, 2024, with Alumni Capital LP (the “Alumni Issuance Proposal”). We are currently not aware of any other matters that will come before the 2024 Special Meeting. If any other matters are presented properly at the 2024 Special Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment.

Even if you plan to attend the 2024 Special Meeting, please vote in advance so that your vote will be counted if you later decide not to attend the 2024 Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2024 SPECIAL MEETING

How do I attend the 2024 Special Meeting?

The 2024 Special Meeting will be held on Friday, March 29, 2024, beginning at 12:00 p.m., U.S. Eastern Time, at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103. Attendance at the 2024 Special Meeting is limited to shareholders of Quoin as of February 23, 2024 (the “Record Date”).

If you attend the 2024 Special Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you hold your shares in “street name” through a bank, broker or other nominee, you will need proof of ownership to be admitted to the 2024 Special Meeting. A recent brokerage statement or a letter from your bank, broker or other nominee are examples of proof of ownership.

Who is entitled to vote at the 2024 Special Meeting?

Shareholders of record who held ordinary shares or ADSs at the close of business on February 23, 2024, the Record Date, are entitled to get the notice of, and to vote at, the 2024 Special Meeting. Shareholders who, as of the Record Date, held ordinary shares or ADSs through a bank, broker or other nominee, which is a shareholder of record of Quoin, at the close of business on the Record Date, are considered to be beneficial owners of shares held in “street name.” Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the 2024 Special Meeting, but may not actually vote their shares in person at the 2024 Special Meeting unless they first obtain a signed proxy from the record holder (that is, their bank, broker or other nominee) giving them the right to vote the shares.

As of the Record Date, there were [●] ordinary shares issued and outstanding and entitled to vote at the 2024 Special Meeting, of which approximately [●] were represented by ADSs. Each ordinary share is entitled to one vote on the Alumni Issuance Proposal. Each ADS represents one of our ordinary shares.

You do not need to attend the 2024 Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the 2024 Special Meeting and not revoked prior to the 2024 Special Meeting, will be voted at the 2024 Special Meeting.

What am I voting on?

This proxy statement describes the proposal on which we would like you, as a shareholder, to vote at the 2024 Special Meeting. This proxy statement provides you with information on the proposal, as well as other information about us, so that you can make an informed decision as to whether and how to vote your shares.

At the 2024 Special Meeting, shareholders will be asked to approve the issuance of the maximum number of the Company’s ordinary shares represented by ADSs issuable pursuant to the purchase agreement, dated as of January 25, 2024, with Alumni Capital LP (the “Alumni Issuance Proposal”). The Board recommends shareholders vote “FOR” the Alumni Issuance Proposal, as set forth in this proxy statement.

What if another matter is properly brought before the 2024 Special Meeting?

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the 2024 Special Meeting. If any other matters are properly brought before the 2024 Special Meeting, it is the intention of your proxyholders to vote on those matters in accordance with their best judgment.

What happens if I do not vote?

If you are a shareholder of record of our ordinary shares and do not vote in person or by proxy, your shares will not be voted.

If you are shareholder of record of our ADS and do not vote in person or instruct the Depositary how to vote, your shares will not be voted. Under the terms of our Deposit Agreement with The Bank of New York Mellon, as Depositary, and the holders of the ADSs, the Depositary shall endeavor (to the extent practicable and in accordance with applicable law and the articles of association of the Company) to vote or cause to be voted the number of ordinary shares represented by ADSs in accordance with the instructions provided by the holders of ADSs to the Depositary. If no instructions are received by the Depositary from a holder of ADSs on or before the date established by the Depositary for such purpose, the Depositary will not exercise any discretion in voting the ADSs.

If you hold your shares in street name and do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee will not be permitted to vote your shares on the Alumni Issuance Proposal at the 2024 Special Meeting. Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker, bank or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. We believe that the Alumni Issuance Proposal is a non-routine matter. Accordingly, your broker, bank or nominee may not vote your shares on the Alumni Issuance Proposal without your instructions. Because there are no routine matters on which brokers, banks or other nominees can vote without instruction at the 2024 Special Meeting, no broker non-votes are expected at the 2024 Special Meeting.

What is the quorum requirement?

Conducting business at the 2024 Special Meeting requires a quorum. The 2024 Special Meeting will be properly convened if at least two shareholders attend the 2024 Special Meeting in person or by proxy, provided that they hold shares representing at least twenty-five percent (25%) of the outstanding voting rights of Quoin. If such quorum is not present within half an hour from the time scheduled for the 2024 Special Meeting, the 2024 Special Meeting will be adjourned for one week (to the same time and place), or to a later date or other place as may be specified by the Board in a notice to shareholders eligible to vote. At the reconvened meeting, if there is no quorum within half an hour from the time scheduled for the meeting, any number of our shareholders present in person or by proxy shall constitute a lawful quorum.

Abstentions will be included in determining whether a quorum is present. Because, as mentioned above, banks, brokers and nominee holders of record will not have discretionary voting authority with respect to the Alumni Issuance Proposal, if a beneficial owner of shares held in “street name” does not give voting instructions to the broker, bank or nominee holder of record, such shares will not be considered present at the 2024 Special Meeting, which means such shares will not be included in determining whether a quorum is present.

How many votes are needed to approve the Alumni Issuance Proposal?

The affirmative vote of the holders of a majority of the voting power represented at the 2024 Special Meeting in person or by proxy and voting thereon is necessary for the approval of the Alumni Issuance Proposal. Abstentions will not be treated as either a vote “FOR” or “AGAINST” the Alumni Issuance Proposal and therefore will not impact whether the requisite majority has been achieved for approval of such proposal.

How do I vote?

The method of voting will differ for shares held as a record holder and shares held in “street name.”

Shareholders of Record

If you are a shareholder of record, you can submit your vote by completing, signing and submitting a proxy card if you hold ordinary shares, or a voting instruction form if you hold ordinary shares represented by ADSs. Please follow the instructions on the proxy card or voting instruction form, as applicable. All ordinary shares represented by properly executed proxy cards or voting instruction forms will be voted as specified in the instructions indicated in such proxy cards or voting instruction forms, as applicable. If you sign and return a proxy card if you hold ordinary shares, or a voting instruction form if you hold ordinary shares represented by ADSs, but do not specify how you want your shares voted on the Alumni Issuance Proposal, the shares represented by properly executed and received proxy cards or voting instruction forms, as applicable, will be deemed to have abstained with respect to such proposal. If you are a shareholder of record, you can also vote your shares at the 2024 Special Meeting.

Shareholders Holding in “Street Name”

If you hold shares in “street name,” that is, you are an underlying beneficial holder who holds shares through a bank, broker or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the ordinary shares underlying your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you. Because a beneficial owner is not a shareholder of record, you may not vote those shares directly at the 2024 Special Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2024 Special Meeting.

Can I change my vote after submitting my proxy?

A shareholder of record may revoke a proxy at any time before the deadline for receipt of proxies or voting instructions by (i) sending a written notice of revocation, or a duly executed proxy or voting instruction form, as applicable, bearing a later date, to Quoin (in case of holders of ordinary shares) at its offices at 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attention: Corporate Secretary, or to voteadr@mediant.com (in the case of ADS holders); or (ii) attending and voting in person at the 2024 Special Meeting. Attendance at the 2024 Special Meeting will not in and of itself constitute a revocation of your proxy. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

When are shareholder proposals due?

For a shareholder proposal submitted in accordance with Section 66(b) of the Israeli Companies Law, 5759-1999, to be considered timely, a shareholder proposal must be delivered within three days following the Company’s notice of convening the 2024 Special Meeting. Accordingly, such request made by an eligible shareholder must be received by us at our offices, c/o Quoin Pharmaceuticals Ltd. at 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attention: Corporate Secretary, no later than [●], 2024. To the extent that there are any additional agenda items that the board of directors determines to add as a result of any such submission, we will publish an updated agenda and proxy card with respect to the 2024 Special Meeting, no later than [●], 2024, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and made available to the public on the SEC’s website at http://www.sec.gov.

Shareholder proposals may also be submitted for inclusion in proxy materials under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 14a-8 under the Exchange Act, to be eligible for inclusion in our proxy materials for the 2024 Annual General Meeting of Shareholders, shareholder proposals must be received by Quoin no later than May 15, 2024 and must comply with all applicable requirements of Rule 14a-8. In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Quoin’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 20, 2024.

All shareholder proposals should be addressed to: Quoin c/o Quoin Pharmaceuticals Ltd. at 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attention: Corporate Secretary.

How can I find out the 2024 Special Meeting voting results?

The final voting results will be tallied by our Chief Financial Officer based on the information provided by our transfer agent or otherwise and will be published following the 2024 Special Meeting in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2024 Special Meeting.

Who is paying for this proxy solicitation?

We will bear the costs of solicitation of proxies for the 2024 Special Meeting, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers or other nominees have been requested to forward soliciting material to the beneficial owners of shares held of record by them, and such custodians will be reimbursed by us for their reasonable out-of-pocket expenses.

What proxy materials are available online?

Copies of the proxy card, voting information form, the Notice of Special General Meeting of Shareholders and this Proxy Statement are available at https://quoinpharma.gcs-web.com/special-meetings. Information contained on or accessible through this website is not incorporated by reference in, or otherwise a part of, this proxy statement, and any references to this website are intended to be inactive textual references only.

THE Alumni Issuance Proposal

Summary of the Alumni Purchase Agreement

On January 25, 2024, we entered into a Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (“Alumni”). Pursuant to the Purchase Agreement, the Company has the right to sell to Alumni up to $8,000,000 (the “Commitment Amount”) of newly issued ADSs (the “Purchase Notice Securities”), subject to certain conditions and limitations, from time to time during the term of the Purchase Agreement.

ADSs may be sold by the Company pursuant to the Purchase Agreement over a period beginning on the later of (i) the date that a registration statement that we agreed to file with the SEC pursuant to the Purchase Agreement is declared effective by the SEC, and (ii) the date that shareholder approval of the Alumni Issuance Proposal is obtained (such later date, the “Initiation Date”) and ending on the earlier of (i) the date on which Alumni has purchased ADSs pursuant to the Purchase Agreement for an aggregate purchase price of the Commitment Amount, and (ii) the 90th day after the Initiation Date; provided, however, that the Company has the option at its sole discretion to extend such period by up to an additional 90 days by written notice to Alumni given at least ten days prior to the end of the original 90 day period (such period, including any extension, the “Commitment Period”). If shareholder approval of the Alumni Issuance Proposal is not obtained by April 30, 2024, the Company may terminate the Purchase Agreement by written notice to Alumni and neither party shall have any obligation or liability to the other party.

Upon the satisfaction of the conditions in the Purchase Agreement, we will have the right, but not the obligation, except as provided in the next sentence, from time to time at our sole discretion over the Commitment Period described above, to direct Alumni to purchase up to an amount of ADSs as set forth in the Purchase Agreement; provided, that Alumni’s maximum commitment under any single purchase will not exceed the amounts described below. The Company has agreed to issue purchase notices for an aggregate of at least $4,000,000 of the Commitment Amount prior to the end of the Commitment Period.

The purchase price per share of the ADSs that may be sold to Alumni under the Purchase Agreement in such purchases will equal, at the Company’s election:

•	90% of the lowest daily dollar volume-weighted average price for the ADSs on Nasdaq for the five consecutive trading days immediately prior to the closing date for the purchase (“Purchase Price Option I”);
•	the lesser of (i) the average of the three lowest closing prices per ADS on Nasdaq for the ten consecutive trading days immediately prior to the date the Company gives a purchase notice to Alumni or (ii) the lowest trading price per ADS on Nasdaq on the date the Company gives a purchase notice to Alumni (“Purchase Price Option II”); or
•	98% of the lowest daily dollar volume-weighted average price of the ADSs for the three consecutive trading days immediately prior to the closing date for the purchase (“Purchase Price Option III”).

Alumni’s maximum commitment under any single purchase will not exceed the amounts described below:

•	With respect to Purchase Price Option I, Alumni’s maximum commitment under any single purchase will not exceed a number of ADSs equal to $500,000 divided by the dollar volume-weighted average price for the ADSs on Nasdaq as of the trading day prior to the date the Company gives a purchase notice to Alumni, unless the Company and Alumni mutually agree in writing to increase the limitation to a number of ADSs not to exceed $5,000,000 divided by the dollar volume-weighted average price for the ADSs on Nasdaq as of the trading day prior to the date the Company gives a purchase notice to Alumni;
•	With respect to Purchase Price Option II, Alumni’s maximum commitment under any single purchase will not exceed the lesser of: (i) a number of ADSs equal to 2% of the Commitment Amount divided by the closing price per ADS on Nasdaq on the trading day immediately prior to the date the initial Commitment Securities are issued or (ii) a number of ADSs equal to $500,000 divided by the purchase price under Purchase Price Option II; and
•	With respect to Purchase Price Option III, Alumni’s maximum commitment under any single purchase will not exceed the lesser of (i) 60% of the average daily trading volume of the Company’s ADSs on Nasdaq over the most recent three trading days prior to the date the Company gives a purchase notice to Alumni, or (ii) a number of ADSs equal to $500,000 divided by the dollar volume-weighted average price for the ADSs on Nasdaq as of the trading day prior to the date the Company gives a purchase notice to Alumni.

There is no upper limit on the price per share that Alumni could be obligated to pay for the ADSs under the Purchase Agreement; provided, however at no time can the purchase price be below a floor price of $1.00 per share (subject to adjustment as provided in the Purchase Agreement for any stock dividend or distribution of equivalent securities, subdivision, combination or reclassification of our ordinary shares or ADSs, occurring after the date of the Purchase Agreement).

The Company will control the timing and amount of any sales of ADSs to Alumni. Actual sales of our ADSs to Alumni under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the ADSs and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

As consideration for Alumni’s irrevocable commitment to purchase ADSs under the Purchase Agreement, we agreed to issue to Alumni, at the times set forth in the Purchase Agreement beginning with the trading day after the Initiation Date, a number of ADSs with a value at the time of issuance not to exceed $240,000 in the aggregate (the “Commitment Securities”). The ADSs to be issued will be valued at the average of the closing prices of the ADSs on Nasdaq for the five trading days immediately prior to the date such ADSs are issued. The Company may pay cash in lieu of issuing all or any portion of the Commitment Securities.

In all instances, we may not sell ADSs to Alumni under the Purchase Agreement if it would result in Alumni beneficially owning more than 9.99% of our outstanding ordinary shares (“Beneficial Ownership Cap”).

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells ADSs to Alumni. To the extent the Company sells ADSs under the Purchase Agreement, the Company currently plans to use any proceeds therefrom for strategic opportunities, research and development activities, working capital and other general corporate purposes

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Alumni has agreed not to engage in, directly or through an affiliate, any short selling or hedging of the ADSs during the term of the Purchase Agreement. In the event of any breach of the covenants or representations regarding short selling or hedging, and without limiting any of the Company’s rights or remedies at law or in equity: (i) Alumni will pay to the Company an amount in cash equal to the value of any Commitment Securities issued to Alumni (valued as of the date they were issued in accordance with the Purchase Agreement) and (ii) the Company may terminate this Agreement without any penalty or further obligation to Alumni.

Further, Alumni has agreed that, unless approved in advance in writing by the Board, neither Alumni, nor any affiliate of Alumni acting on its behalf or pursuant to any understanding with it, will, for a period of two years after the execution date of the Purchase Agreement, directly or indirectly, make any statements, proposals or offers to acquire the Company or take certain other actions with respect to the Company or its equity or debt securities.

Pursuant to the Purchase Agreement, we have agreed to file a registration statement with the SEC to register for resale under the Securities Act of 1933, as amended, our ADSs that may be issued to Alumni under the Purchase Agreement, including the Commitment Securities. The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Neither the Company nor Alumni may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by the parties except in writing.

This summary is intended to provide you with basic information concerning the Purchase Agreement. The full text of the Purchase Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 30, 2024.

Reasons for the Alumni Issuance Proposal

Our Board has determined that the Purchase Agreement and our ability to issue our ADSs to Alumni pursuant to the Purchase Agreement is in the best interests of the Company and its shareholders because the Purchase Agreement provides us with a reliable source of capital. Accordingly, we are seeking shareholder approval of the Alumni Issuance Proposal in order to comply with the terms of the Purchase Agreement and Nasdaq Listing Rule 5635(d).

Our ADSs are listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires shareholder approval of transactions, other than a public offering, involving the sale or issuance by the issuer of ordinary shares (or securities convertible into or exercisable for ordinary shares, such as our ADSs) equal to 20% or more of the ordinary shares or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the ADSs immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the ADSs for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). Based upon Nasdaq Listing Rule 5635(d), in no event may we issue more than of 197,343 of our ADSs (including the Commitment Shares), which represents 19.99% of our ordinary shares outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), to Alumni under the Purchase Agreement, unless we obtain shareholder approval to issue ADSs in excess of the Exchange Cap, provided further that the Exchange Cap does not apply to the extent the purchase price is equal to or exceeds the Minimum Price. Assuming that the full Commitment Amount is sold to Alumni at the floor price pursuant to purchase notices, and without regard for the Exchange Cap or the Beneficial Ownership Cap, approximately 8,000,000 Purchase Notice Securities would be issuable to Alumni pursuant to the Purchase Agreement.

Notwithstanding that Nasdaq Listing Rule 5635(d) would permit the issuance of up to 197,343 ADSs under the Purchase Agreement without shareholder approval, our Board has determined to seek shareholder approval for the issuance of all of the ADSs (including the Commitment Shares) issuable pursuant to the Purchase Agreement.

Potential Consequences if the Alumni Issuance Proposal is Not Approved

If the shareholders do not approve the Alumni Issuance Proposal, the Company will be unable to issue any Purchase Notice Securities to Alumni, thereby preventing us from raising funds under the Purchase Agreement. Accordingly, if shareholder approval of the Alumni Issuance Proposal is not obtained, the Company may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The total amount of gross proceeds that may be raised under the equity line of credit is $8,000,000 assuming the issuance of all of the Purchase Notice Securities. Our ability to successfully implement our business plans and ultimately generate value for our shareholders is dependent on our ability to maximize capital raising opportunities.

Potential Adverse Effects of the Approval of the Alumni Issuance Proposal

Each ADS that would be issuable to Alumni would have the same rights and privileges as each of our currently outstanding ADS. The issuance of ADSs to Alumni pursuant to the terms of the Purchase Agreement will not affect the rights of the holders of our outstanding ADSs, but such issuances will have a dilutive effect on our existing shareholders, including the voting power and economic rights of existing shareholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our ADSs issuable to Alumni could adversely affect prevailing market prices of our ADSs.

Recommendation of the Board of Directors

The Board unanimously recommends that you vote “FOR” the Alumni Issuance Proposal.

BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our ordinary shares as of February 8, 2024 by: (i) each director; (ii) each named executive officer; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally means sole or shared power to vote or direct the voting or to dispose or direct the disposition of any ordinary shares. Unless otherwise indicated in the footnotes to this table, we believe that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as being beneficially owned.

Except as indicated by footnote, the beneficial ownership information is based upon 987,220 ordinary shares outstanding as of February 8, 2024. Ordinary shares that may be acquired by a person within 60 days of February 8, 2024, pursuant to the exercise of options are deemed to be outstanding for purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for purposes of computing the percentage ownership of ordinary shares of any other person shown in the table. Each ADS represents one ordinary share of Quoin.

Unless indicated otherwise below, the address of our directors and executive officers is c/o Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Court, Ashburn, VA 20148-7349.

	Amount and Nature of Beneficial	Percentage
Name and Address of Beneficial Owner	Ownership	of Class
Dr. Michael Myers(1)	11,144	1.1
Denise Carter(2)	11,143	1.1
Joseph Cooper(3)	357	*
James Culverwell(4)	674	*
Dr. Dennis Langer(5)	707	*
Natalie Leong(6)	357	*
Michael Sember(7)	357	*
Gordon Dunn(8)	1,488	*
All directors and officers as a group (8 persons) (9)	26,227	2.7

* Less than 1%

(1)	Consists of (i) 9,358 ordinary shares held directly and (ii) 1,786 ordinary shares issuable upon the exercise of options.
(2)	Consists of (i) 9,357 ordinary shares held directly and (ii) 1,786 ordinary shares issuable upon exercise of options.
(3)	Represents 357 ordinary shares issuable upon exercise of options.
(4)	Consists of (i) 317 ordinary shares held directly and (ii) 357 ordinary shares issuable upon exercise of options.
(5)	Consists of (i) 350 ordinary shares held directly and (ii) 357 ordinary shares issuable upon exercise of options.
(6)	Represents 357 ordinary shares issuable upon exercise of options.
(7)	Represents 357 ordinary shares issuable upon exercise of options.
(8)	Represents 1,488 ordinary shares issuable upon exercise of options.
(9)	Consists of (i) 19,382 ordinary shares held directly and (ii) 6,845 ordinary shares issuable upon the exercise of options.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of meeting materials, please notify us and such materials will be promptly delivered to you. Direct your written request to Quoin Pharmaceuticals Ltd., 42127 Pleasant Forest Ct., Ashburn, VA 20148, Attn: Corporate Secretary. Shareholders who currently receive multiple copies of meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

BY ORDER OF THE BOARD OF DIRECTORS

February [●], 2024

Dr. Michael Myers
Chairman of the Board of Directors and Chief Executive Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Quoin Pharmaceuticals Ltd. (the “Company”) hereby appoints Gordon Dunn and Denise Carter, or either of them, as agents and proxies of the undersigned, with full power of substitution to each of them, to appear, and to vote on behalf of the undersigned all ordinary shares of the Company which the undersigned is entitled to vote at the Special General Meeting of Shareholders (the “2024 Special Meeting”) to be held at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103, on Friday, March 29, 2024, at 12:00 p.m., U.S. Eastern Time, and at any adjournments or postponements thereof, with all the powers and authority the undersigned would possess if personally present at the 2024 Special Meeting, upon the following matters, which are more fully described in the Notice of Special General Meeting of Shareholders (the “Notice”) and the Proxy Statement relating to the 2024 Special Meeting (the “Proxy Statement”).

The undersigned acknowledges receipt of the Notice and the Proxy Statement. Capitalized terms that are not defined herein have the meaning ascribed to those terms in the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to the Alumni Issuance Proposal, this Proxy will be deemed to constitute an abstention with respect to the Alumni Issuance Proposal. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on the reverse side)

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

QUOIN PHARMACEUTICALS LTD.

MARCH 29, 2024

PLEASE SIGN, DATE AND RETURN PROMPTLY.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE ALUMNI ISSUANCE PROPOSAL

To approve the issuance of the maximum number of the Company’s ordinary shares represented by ADSs issuable pursuant to the purchase agreement, dated as of January 25, 2024, with Alumni Capital LP (the “Alumni Issuance Proposal”).

For	Against	Abstain

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the 2024 Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on the certificate representing your shares. If ordinary shares are held jointly, each holder should sign. If signing as an executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation or partnership, please insert full corporate or partnership name and sign by a duly authorized officer or person of such corporation or partnership, as applicable, giving full title as such.

______________________	_______________________	__________________	, 2024
Name	Signature	Date

______________________	_______________________	__________________	, 2024
Name	Signature	Date

Recommend For Against Abstain Special General Meeting of Shareholders of Quoin Pharmaceuticals Ltd. Date: March 29, 2024 See Voting Instruction On Reverse Side. Please make your marks like this: x Use pen only • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. MAIL Special General Meeting of Shareholders of Quoin Pharmaceuticals Ltd. to be Held on March 29, 2024 for Holders as of February 23, 2024 All votes must be received by 12:00 p.m. E.T. on March 26, 2024 Copyright © 2024 Mediant Communications Inc. All Rights Reserved _____________________________________ __________________________ Please Sign Here Please Date Above _____________________________________ __________________________ Please Sign Here Please Date Above Please separate carefully at the perforation and return just this portion in the envelope provided. Authorized Signatures - This section must be completed for your instructions to be executed. EVENT # CLIENT # PROXY TABULATOR FOR QUOIN PHARMACEUTICALS LTD. P.O. BOX 8016 CARY, NC 27512-9903 Special General Meeting of Shareholders: 1. To approve the issuance of the maximum number of the Company’s ordinary shares represented by ADSs issuable pursuant to the purchase agreement, dated as of January 25, 2024, with Alumni Capital LP (the “Alumni Issuance Proposal”). 1 Yr 2 Yr 3 Yr Abstain

Quoin Pharmaceuticals Ltd. Instructions to The Bank of New York Mellon, as Depositary (Must be received prior to 12:00 p.m. E.T. on March 26, 2024) The undersigned registered owner of American Depositary Shares (“ADSs”) hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such ADSs of Quoin Pharmaceuticals Ltd. registered in the name of the undersigned on the books of the Depositary as of the close of business on February 23, 2024 at the Special General Meeting of Shareholders of the Company, to be held on March 29, 2024 at 12:00 p.m. (US Eastern Time) at the offices of Blank Rome LLP located at One Logan Square, Philadelphia, PA 19103, or any postponement or adjournment thereof in respect of the resolutions specified on the reverse side. NOTE: 1. Please direct the Depositary how it is to vote by placing an “X” in the appropriate box opposite each agenda item .. 2. In its discretion, the Depositary is authorized to vote upon such other matters as may properly come before the Special General Meeting or any postponement or adjournment thereof. (Continued and to be marked, dated and signed, on the reverse side) PROXY TABULATOR FOR QUOIN PHARMACEUTICALS LTD. P.O. BOX 8016 CARY, NC 27512-9903